PRESS RELEASE

[LOGO] MONADNOCK COMMUNITY BANCORP, INC.
One Jaffrey Road
Peterborough, New Hampshire                           (603) 924-9654
03458


                              FOR IMMEDIATE RELEASE

For Additional Information Contact:
Karl F. Betz, Senior Vice President and Chief Financial Officer
(603) 924-9654

                  MONADNOCK COMMUNITY BANCORP, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

     Peterborough, New Hampshire - (December 9, 2005) - William M. Pierce, Jr., President and Chief Executive Officer of Monadnock Community Bancorp, Inc., headquartered in Peterborough, New Hampshire, announced today that Monadnock Community Bancorp, Inc. intends to repurchase up to 18,400 shares, or 4.4%, of its outstanding publicly-held common stock in the open market or in privately negotiated transactions expected to commence on December 14, 2005. The purpose of the repurchase program is to fund the Monadnock Community Bancorp 2005 Recognition and Retention Plan approved by stockholders at the 2005 Annual Meeting of Stockholders. These shares will be purchased at prevailing market prices from time to time over a twelve-month period depending upon market conditions.

     This news release contains certain forward-looking statements about the proposed stock repurchase program. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the proposed repurchase program, changes in the interest rate environment, changes in the market price of Monadnock Community Bancorp, Inc. common stock, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Monadnock Community Bancorp, Inc. and changes in the securities markets.